Exhibit 99.1

OneWater Marine Inc. Signs Definitive Agreement to Acquire T-H Marine, a Leading Provider of Branded Marine Parts and Accessories for OEMs and the Aftermarket

Transaction Highlights:

•
Advances OneWater’s growth and diversification strategy, expected to more than double the size of the services, parts & other sales, adding a highly complementary portfolio of marine parts and accessories

•	Provides opportunity to gain “share of wallet” with a more robust offering while enhancing profitability

•	Expected to be immediately accretive to top-line growth, operating margins and earnings per share

BUFORD, Ga., October 21, 2021 - OneWater Marine Inc. (NASDAQ: ONEW) (“OneWater” or “the Company”) announced today that it has entered into a definitive agreement to acquire T-H Marine, a leading provider of branded marine parts and accessories, for approximately $185 million. The transaction is expected to close in the calendar fourth quarter of 2021.

“With its comprehensive product portfolio, reputation for innovation, omni-channel sales strategy, and ability to acquire and integrate niche category leaders, we look forward to welcoming Jeff Huntley Sr., and his team into the OneWater Marine family,” said Austin Singleton, Chief Executive Officer for OneWater. “We believe T-H Marine represents a strong, natural fit with our service, parts & other sales business and meaningfully increases our addressable market for marine parts and accessories. With a track record of increasing financial performance, we believe the addition of T-H Marine will further enhance our long-term growth strategy as we continue to scale the business and drive value to our shareholders.”

Founded in 1975, and headquartered in Huntsville, Alabama, T-H Marine has transformed from a predominantly OEM supplier of parts into an industry leading omni-channel marine platform. It serves the expanding aftermarket parts and accessories market through its e-commerce site, various marine and big box retail sites and marine distribution channels. The transaction will advance OneWater’s growth and diversification strategy and is expected to more than double the size of its service, parts & other sales business with a highly complementary product portfolio of marine parts and accessories.

“Our history of accretive acquisitions is not only complementary to OneWater’s business model and growth strategy, but also provides an additional platform for expansion. We look forward to working with the OneWater team to scale the business through organic investments and acquisitional growth,” said Jeff Huntley Sr., Chief Executive Officer for T-H Marine. “Joining OneWater will allow us to further enhance our strategy of acquiring and growing businesses to serve all of our aftermarket and OEM customers with even more amazing products.”

The combination is expected to further reduce OneWater’s exposure to the cyclical nature of new boat sales, providing the Company with a more robust and complete offering, at the same time, improving overall gross margins.

OneWater will be using a combination of cash and approximately $7 million in stock to fund the acquisition. In conjunction with the transaction, the Company has received a commitment from Truist Securities to expand its current term facility by $200 million. The Company expects its net debt-to-Adjusted EBITDA ratio to be in the range of 1.2x to 1.7x after the transaction. The closing of the transaction is anticipated during the fourth quarter of calendar 2021 and is subject to usual and customary closing conditions as well as regulatory review and approval.

Stifel acted as the exclusive financial advisor to OneWater, while Truist Securities will be providing committed financing for the transaction. Citizens M&A Advisory is serving as the exclusive financial advisor to T-H Marine.

Conference Call and Webcast

OneWater will host a conference call to discuss this transaction on October 21, 2021, at 8:30 am Eastern time. The conference call may be accessed by dialing (866) 220-5793 in the U.S./Canada or (615) 622-8064 for participants outside the U.S./Canada using the Conference ID #3089348. This call is also being webcast and can be accessed through the “Events” section of the Company’s website at https://investor.onewatermarine.com/ where it will be archived for one year.

About OneWater Marine Inc.

OneWater Marine Inc. is one of the largest and fastest-growing premium recreational boat retailers in the United States. OneWater operates 71 retail stores throughout 11 different states, eight of which are in the top twenty states for marine retail expenditures. OneWater offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, parts and accessories, finance and insurance products, maintenance and repair services and ancillary services such as boat storage.

Investor or Media Contact:

Jack Ezzell
Chief Financial Officer
IR@OneWaterMarine.com

Cautionary Statement Concerning Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, our expectations with respect to the acquisition, future operations, financial position, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management’s current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: risks related to the satisfaction of the conditions to closing the acquisition in the anticipated timeframe or at all, risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period, the risk that the businesses will not be integrated successfully, effects of industry wide supply chain challenges and our ability to maintain adequate inventory, changes in demand for our products and services, the seasonality and volatility of the boat industry, our acquisition and business strategies, the inability to comply with the financial and other covenants and metrics in our credit facilities, cash flow and access to capital, effects of the COVID-19 pandemic and related governmental actions or restrictions on the Company’s business, risks related to the ability to realize the anticipated benefits of any proposed or recent acquisitions within the anticipated timeframe or at all, including the risk that proposed or recent acquisitions will not be integrated successfully, the timing of development expenditures, and other risks. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and in our subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from OneWater Marine’s website at www.onewatermarine.com under the “Investors” tab, and in other documents OneWater Marine files with the SEC. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.